SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2007 (July 11, 2007)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)
1415 Wyckoff Road Wall, New Jersey (Address of principal executive offices)		07719 (Zip Code)

(732) 938-1480
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

       On July 11, 2007, the Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”) amended Section 4.2 of the Company's By-Laws (the “By-Laws”), effective the same day, to provide more flexibility for the Company to make required changes in the Audit Committee Charter to the responsibilities of the Board’s Audit Committee without further amendment to the Company’s By-Laws.  Prior to this amendment, the By-Laws listed the Audit Committee’s responsibilities.

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 11, 2007, the Board of Directors of New Jersey Resources Corporation (the “Company") adopted amendments to the Company's Principal Executive Officer and Senior Financial Officers’ Code of Ethics (“Code”) to modify or clarify the Company's policies regarding (1) conflicts of interest, (2) gifts, meals and entertainment and (3) securities fraud and insider trading and to make other minor non-substantive changes. A copy of the Company's amended Code is included as Exhibit 14.1 to this Current Report on Form 8-K and is available on the Company's website at www.njliving.com.

Item 9.01.  Financial Statements and Exhibits

     (c)   Exhibits:
Exhibit Number	Description
3.2                                                        By-Laws of New Jersey Resources Corporation, as amended through July 11, 2007.

14.1                                                  New Jersey Resources Corporation Principal Executive Officer and Senior Financial Officers Code of Conduct, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                               NEW JERSEY RESOURCES CORPORATION

Date: July 17, 2007                                                              By:    /s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President and Chief
Financial Officer

1

EXHIBIT INDEX

Exhibit
Number                       Description

3.2                                By-Laws of New Jersey Resources Corporation, as amended through July 11, 2007.

14.1                              New Jersey Resources Corporation Principal Executive Officer and SeniorFinancial Officers Code of Conduct as amended.

2